UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Hydrofarm Holdings Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hydrofarm Holdings Group, Inc.
1510 Main Street
Shoemakersville, Pennsylvania 19555
April 17, 2024
To Our Stockholders:
You are cordially invited to attend the 2024 annual meeting of stockholders of Hydrofarm Holdings Group, Inc. to be held at 11:00 a.m. ET on Thursday, June 6, 2024. We have decided to hold this year’s annual meeting virtually via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYFM2024. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about Hydrofarm Holdings Group, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, two (2) persons will be elected to our board of directors as class I directors. In addition, we will ask stockholders (i) to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio between 1-for-1.1 and 1-for-25 (or any number in between) to be effected at such time and date, if at all, as determined by the Board in its sole discretion, (ii) to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in this proxy statement, and (iii) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our board of directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 17, 2024 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2024 annual meeting of stockholders and our 2023 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of Hydrofarm Holdings Group, Inc. We look forward to seeing you at the annual meeting.
Sincerely,

William Toler
Chairman of the Board of Directors and
Chief Executive Officer

HYDROFARM HOLDINGS GROUP, INC.
1510 Main Street
Shoemakersville, Pennsylvania 19555
April 17, 2024
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TIME:	11:00 a.m. ET
DATE:	June 6, 2024
ACCESS:
This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYFM2024 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 2.

PURPOSES:
1.	To elect two (2) class I directors to serve three-year terms expiring in 2027;
2.
To approve a proposed amendment to our Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of our common stock at a ratio between 1-for-1.1 and 1-for-25 (or any number in between) to be effected at such time and date, if at all, as determined by the Board in its sole discretion;

3.	To approve an advisory vote on compensation of our named executive officers;
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of our common stock at the close of business on April 10, 2024 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available during the 10 days prior to the annual meeting at our principal executive offices located at 1510 Main Street, Shoemakersville, Pennsylvania 19555. If you wish to view this list, please contact our Chief Financial Officer at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555 or (707) 765-9990. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/HYFM2024.
All stockholders are cordially invited to attend the virtual annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions in the Notice and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
BY THE ORDER OF THE BOARD OF DIRECTORS

William Toler
Chairman of the Board of Directors and
Chief Executive Officer

i

HYDROFARM HOLDINGS GROUP, INC.
1510 Main Street, Shoemakersville
Pennsylvania 19555
PROXY STATEMENT FOR HYDROFARM HOLDINGS GROUP, INC.
2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2024
This proxy statement, along with the accompanying notice of 2024 annual meeting of stockholders, contains information about the 2024 annual meeting of stockholders of Hydrofarm Holdings Group, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m. ET, on Thursday, June 6, 2024. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYFM2024. You will not be able to attend the annual meeting in person.
In this proxy statement, we refer to Hydrofarm Holdings Group, Inc. as “Hydrofarm,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.
On or about April 17, 2024, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2024 annual meeting of stockholders and our 2023 annual report to stockholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2024
This proxy statement, the notice of 2024 annual meeting of stockholders, our form of proxy card and our 2023 annual report to stockholders will be available for viewing, printing and downloading at www.virtualshareholdermeeting.com/HYFM2024. In order to view, print or download these materials, please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.hydrofarm.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:
HYDROFARM HOLDINGS GROUP, INC.
Attn: Chief Financial Officer
1510 Main Street
Shoemakersville, Pennsylvania 19555
Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our board of directors is soliciting your proxy to vote at the 2024 annual meeting of stockholders to be held virtually via live webcast, on Thursday, June 6, 2024, at 11:00 a.m. ET and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying notice of 2024 annual meeting of stockholders, summarizes the purpose of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the notice of 2024 annual meeting of stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, because you owned shares of our common stock on April 10, 2024 (the “Record Date”). We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 17, 2024.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”) we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why is the Company Holding a Virtual Annual Meeting?
We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.
What Happens if There Are Technical Difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the phone number displayed on the virtual annual meeting website.
Who May Vote?
Only stockholders of record at the close of business on the Record Date of April 10, 2024 will be entitled to vote at the annual meeting. On the Record Date, there were 45,978,365 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
If on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer Company, then you are a stockholder of record.
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer Company, or you have stock certificates registered in your name, you may vote:
•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•	At the time of the virtual annual meeting. If you attend the virtual annual meeting, you may vote your shares online at the time of the meeting.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. ET on June 5, 2024.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the time of the virtual annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the annual meeting.
How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
☐	“FOR” the election of the nominees for director;
☐
“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split at such time and date, if at all, as determined by the Board in its sole discretion;

☐	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and
☐	“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
☐	by re-voting by Internet or by telephone as instructed above;
☐	by notifying Hydrofarm’s Chief Financial Officer in writing before the annual meeting that you have revoked your proxy; or
☐
by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your un-voted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 4 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve Certificate of Amendment to Effect Reverse Stock Split
Assuming that a quorum is present at the annual meeting, the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal is required for the proposal to pass. Assuming that a quorum is present, broker non-votes (if any), abstentions, and shares of common stock that are not present in person or by proxy at the annual meeting would have no effect on this proposal. This proposal is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.

Proposal 3: Consider Advisory Vote on Compensation of the Corporation’s Named Executive Officers
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, our board of directors and the compensation committee of our board of directors (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 4: Ratify Selection of Independent Auditor
The affirmative vote of a majority of the shares cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024, our audit committee (the “Audit Committee”) of our board of directors will reconsider its selection.

Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election and Continental Stock Transfer Company examine these documents. Management of the Company will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
Our annual meeting will be held in a virtual meeting format only, at 11:00 a.m. ET on Thursday, June 6, 2024. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/HYFM2024 shortly before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can view a replay of the webcast at www.virtualshareholdermeeting.com until June 5, 2025. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Hydrofarm stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Chief Financial Officer at: Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555 or (707) 765-9990. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by:
•	following the instructions provided on your Notice or proxy card;
•	following the instructions provided when you vote over the Internet; or
•	going to www.virtualshareholdermeeting.com/HYFM2024 and follow the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2024 for (a) the executive officers named in the Summary Compensation Table on page 24 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2024 pursuant to the exercise of options, the vesting of restricted stock units (“RSUs”) or the vesting of performance stock units (“PSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 45,977,935 shares of common stock outstanding on March 31, 2024.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5%+ Stockholders:
Persons affiliated with Dumont Global LP(1)	2,930,000	6.4%
Michael Rapoport(2)	2,328,720	5.1%
Directors and Named Executive Officers:
William Toler	1,656,091	3.6%
B. John Lindeman	278,927	*
Mark Parker(3)	94,858	*
Susan P. Peters(4)	29,251	*
Patrick Chung	27,251	*
Renah Persofsky(5)	30,751	*
Richard D. Moss(6)	31,251	*
Melisa Denis	29,951	*
All directors and current executive officers as a group (9 persons)	2,197,774	4.8%
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)
This information is based solely on a Schedule 13G filed with the SEC by Dumont Global LP (“DG”), Dumont Fund Partners LLC (“DFP”), Dumont Master Fund LP (the “Fund”) and Chris Yetter (collectively, the “Dupont Parties”) on February 8, 2024. Chris Yetter is (i) the manager of Dumont Global Partners LLC, which is the general partner of DG, and (ii) the general partner of DFP. DFP is the general partner of the Fund and DG is the investment manager of the Fund. DG, in its capacity as investment manager of the Fund, has shared power with Chris Yetter to vote and dispose of the shares held by the Fund. The address for the Dupont Parties is 110 E 25th Street #333, New York, NY 10010.

(2)
This information is based solely on a Schedule 13G filed with the SEC by Michael Rapoport on March 28, 2024. This includes (i) 100,997 shares beneficially owned by Mr. Rapoport and (ii) 2,227,723 shares beneficially owned by Broadband Capital Investments, LLC, a limited liability company of which Mr. Rapoport is the managing member. The address for Mr. Rapoport is 991 North Lake Way Palm Beach, Florida 33480.

(3)	Represents 49,747 shares of our common stock, 618 shares of common stock that will vest within 60 days of March 31, 2024 and 44,493 shares of common stock issuable upon the exercise of options.
(4)	Represents 27,132 shares of our common stock and 2,119 shares of our common stock issuable under deferred RSUs settleable by issuing shares of common stock within 60 days of March 31, 2024.
(5)	Represents 28,632 shares of our common stock and 2,119 shares of our common stock issuable under deferred RSUs settleable by issuing shares of common stock within 60 days of March 31, 2024.
(6)	Represents 29,132 shares of our common stock and 2,119 shares of our common stock issuable under deferred RSUs settleable by issuing shares of common stock within 60 days of March 31, 2024.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Our amended and restated bylaws (the “Bylaws”) and our Charter provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of six (6) members, classified into three (3) classes as follows: (1) Mr. William Toler and Mr. Patrick Chung constitute Class I, with a term ending at the 2024 annual meeting; (2) Ms. Renah Persofsky and Ms. Melisa Denis constitute Class II, with a term ending at the 2025 annual meeting; and (3) Mr. Richard D. Moss and Ms. Susan P. Peters constitute Class III, with a term ending at the 2026 annual meeting.
On March 4, 2024, our board of directors accepted the recommendation of our nominating and corporate governance committee (the “Nominating Committee”) and voted to nominate Mr. Toler and Mr. Chung for election at the annual meeting for a term of three (3) years to serve until the 2027 annual meeting of stockholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages as of March 31, 2024, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:
Name	Age	Position with the Company
William Toler	64	Chairman of the Board and Chief Executive Officer
Patrick Chung	34	Director
Susan P. Peters	70	Director, Chairperson of Compensation Committee
Renah Persofsky	65	Director, Chairperson of Nominating Committee
Richard D. Moss	66	Director, Chairperson of Audit Committee and Mergers and Acquisitions Committee
Melisa Denis	60	Director
Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, our board of directors has determined that the following members of our board of directors are “independent directors” as defined by the Nasdaq Stock Market LLC (“Nasdaq”): Ms. Peters, Ms. Persofsky, Mr. Chung, Mr. Moss and Ms. Denis.
The Board Diversity Matrix, below, provides the diversity statistics for our board of directors. To see our Board Diversity Matrix as of April 19, 2023, please see the proxy statement filed with the SEC on April 19, 2023.
Board Diversity Matrix for Hydrofarm Holdings Group, Inc. As of April 17, 2024
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

William Toler, Chairman of the Board and Chief Executive Officer
Mr. Toler has served as our Chairman of our board of directors and Chief Executive Officer since January 1, 2019. Prior to joining Hydrofarm in 2019, Mr. Toler was the Chief Executive Officer of Hostess Brands, Inc. (Nasdaq: TWNK) (“Hostess”), a food and beverage company, from April 2014 to March 2018. Under his leadership, Hostess successfully re-established the iconic Hostess brand as a leader within the sweet baked goods category, returned the company to profitability and transitioned Hostess from a private to public company. Mr. Toler has over 35 years of executive leadership experience in supply chain management and consumer packaged goods, including previously having served as Chief Executive Officer of AdvancePierre Foods, from September 2008 to August 2013, and President of Pinnacle Foods. He has also held executive roles at Campbell Soup Company (NYSE: CPB), Nabisco, and Procter & Gamble (NYSE: PG). Mr. Toler served on the board of directors of Collier Creek Holdings from September 2018 to September 2020, Hostess Brands from May 2014 to March 2018, AdvancePierre Foods from 2008 to 2013 and Pinnacle Foods from 2007 to 2008. In addition, Mr. Toler has also served as a senior advisor at Oaktree Capital Management, an investment management firm, from September 2013 to April 2014. Mr. Toler holds a B.A. in Business Management and Economics from North Carolina State University. Mr. Toler was selected to serve as Chairman of our board of directors because of his 35 years of executive leadership experience in supply chain management and consumer packaged goods.
Susan P. Peters, Director
Ms. Peters has served as our director since November 10, 2020. Previously, she was the Senior Vice President of Human Resources for General Electric Company (“GE”) (NYSE: GE) from July 2013 until December 2017 after which she retired following 38 years of service. In her role as Chief Human Resource Officer (“CHRO”), Ms. Peters was a member of GE’s senior leadership team. From 2001 to 2007 Ms. Peters served as GE’s Vice President of Executive Development and served as Chief Learning Officer since 2007. In her role as the CHRO, Ms. Peters oversaw all aspects of the Human Resource function for GE’s workforce of approximately 325,000 employees in 175 countries. She was responsible for all of GE’s talent acquisition, talent development, learning, compensation and benefits, payroll, union relations, and security. Approximately 5,000 human resource employees worked under her leadership. Ms. Peters was first appointed as an officer at GE in 1997. Ms. Peters was a founding member of the GE Women’s Network and was also a member of the GE Foundation Board and the GE Pension Board. Ms. Peters also served on the National Board of Directors of Girl Scouts of the USA from 2008 until 2017. She is currently a member of the Loews Corporation (NYSE: L) board of directors. Ms. Peters received her B.A. from St. Mary’s College, Notre Dame and her Masters in Education from the University of Virginia. Ms. Peters was selected to serve on our board of directors because of her expertise in leadership and development and her experience serving as an officer of a global industrial company.
Patrick Chung, Director
Mr. Chung has served as our director since November 10, 2020. Mr. Chung has served as Vice President of Investments at CentreCourt since October 2022. Previously, Mr. Chung served as the Vice President of Finance at Serruya Private Equity Inc. from March 2018 to October 2022. In this role, Mr. Chung oversaw financial reporting and asset management for the fund, led the real estate investments team, and played a strategic role in the growth of investee companies. Previously, Mr. Chung was the Director of Finance for Inside Edge Properties Ltd. from March 2017 to March 2018. From January 2015 to March 2017, Mr. Chung served as the Assistant Manager of Finance Advisory for Deloitte. Prior to January 2015, Mr. Chung served as an Associate of Risk Assurance Services at PricewaterhouseCoopers Canada. In December 2015, Mr. Chung was designated as a Chartered Professional Accountant by the Chartered Professional Accountants of Ontario. Mr. Chung received his Bachelor of Accounting and Finance and Minor in Economics from the University of Waterloo in December 2011 and his Masters of Accounting from the University of Waterloo in August 2012. Mr. Chung was selected to serve on our board of directors because of his expertise in financial accounting and investment management.
Renah Persofsky, Director
Ms. Persofsky has served as our director since November 10, 2020. Ms. Persofsky has over 40 years of business experience. Ms. Persofsky has served as the Chief Executive Officer of Strajectory Corp. since 2010 and served as an executive consultant of Canadian Imperial Bank of Commerce (NYSE: CM) from 2011 to 2021. Ms. Persofsky served as the Chairwoman of BookJane Inc. from October 2016 to December 2021; a director of Tilray Brands, Inc. (Nasdaq: TLRY) (f/k/a Aphria Inc.) since October 2017 and the Vice Chairwoman and Lead Director since

October 2019; the Chairwoman of Green Gruff Inc. since July 2019; a director of Greenlane Holdings (Nasdaq: GNLN) since April 2022; and a director at Oceansix Future Paths Ltd. (TSXV: OSIX) (f/k/a K.B. Recycling Industries Ltd.) since April 2021. Ms. Persofsky has also previously served as an executive consultant to many iconic brands including Tim Hortons, Canadian Tire (OTCMKTS: CDNAF), Canada Post and Interac, and was an executive officer of the Bank of Montreal (NYSE: BMO). Ms. Persofsky previously co-chaired the Canadian Minister’s Advisory Committee on Electronic Commerce, as well as served as a special advisor to the Minister of Foreign Affairs and Trade. Ms. Persofsky received her degree from the Rotman School of Management at the University of Toronto. Ms. Persofsky was selected to serve on our board of directors because of her global business and e-commerce expertise, and her experience with the cannabis industry.
Richard D. Moss, Director
Mr. Moss has served as our director since November 10, 2020. Mr. Moss served as Chief Financial Officer of Hanesbrands Inc. (NYSE: HBI), a leading Fortune 500 apparel company, from October 2011 until October 2017, after which he served in an advisory role at Hanesbrands until his retirement on December 31, 2017. Prior to his appointment as Chief Financial Officer, Mr. Moss led several key financial functions, including treasury and tax, at Hanesbrands from 2006 to 2011. From 2002 to 2005, Mr. Moss served as Vice President and Chief Financial Officer of Chattem Inc. (Nasdaq: CHTT), a leading marketer and manufacturer of branded over-the-counter health-care products, toiletries and dietary supplements. Mr. Moss also previously served as a senior advisor to Nexo Capital Partners from January 2018 until December 2020. Mr. Moss has served as a director of Winnebago Industries, Inc. (NYSE: WGO), a leading U.S. recreational vehicle manufacturer since February 2017 and has served as a director of Nature’s Sunshine Products, Inc. (Nasdaq: NATR) since May 2018. Mr. Moss received a B.A. and an M.B.A. from Brigham Young University. Mr. Moss was selected to serve on our board of directors because of his significant financial and corporate governance experience, including experience with public, consumer-oriented companies.
Melisa Denis, Director
Ms. Denis has served as our director since November 20, 2020. Ms. Denis is currently President of Miracle Pointe Development, a real estate development company. Ms. Denis has served as a director of Smartkem, Inc. (OTCMKTS: SMTK), an electronics and display technology organization, since November 2023. Ms. Denis previously served as a partner at KPMG from 1998 to October 2020, including as National Tax Leader for Consumer Goods and as the leader of the Consumer and Industrial Market for Dallas. Ms. Denis has served as a member of the Board of Regents for the University of North Texas System since January 2020, an advisory board member of Women Corporate Directors since 2011, and a board member of Enactus, a global non-profit, since 2019. Ms. Denis is a Certified Public Accountant and received her degree in accounting and her Masters of accounting and tax from the University of North Texas. Ms. Denis was selected to serve on our board of directors because of her significant financial and tax experience, including experience with companies in the consumer goods industry.
Committees of our Board of Directors and Meetings
Meeting Attendance. During the fiscal year ending December 31, 2023, there were nine meetings of our board of directors, and the various committees of our board of directors met a total of eleven times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during the fiscal year ended December 31, 2023. Our board of directors has adopted a policy under which each member of our board of directors makes every effort to, but is not required to, attend each annual meeting of our stockholders.
Audit Committee. Our Audit Committee met four times during the fiscal year ended December 31, 2023. This committee currently has three (3) members: Mr. Richard D. Moss (Chairperson), Ms. Renah Persofsky and Ms. Melisa Denis. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by Nasdaq, as such standards apply specifically to members of audit committees. Our board of directors has determined that each of Mr. Moss and Ms. Denis is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at https://investors.hydrofarm.com/governance/documents-charters.
Compensation Committee. The Compensation Committee met six times during the fiscal year ended December 31, 2023. This committee currently has two (2) members: Ms. Peters (Chairperson) and Mr. Chung. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2018 Equity Incentive Plan (the “2018 Plan”), 2019 Employee, Director and Consultant Equity Incentive Plan (the “2019 Plan”) and 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”). The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by Nasdaq.
Our Compensation Committee has adopted processes and procedures for determining executive and director compensation. Generally, our Compensation Committee evaluates and approves our compensation practices for the current year and determines compensation levels. The Compensation Committee annually evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, and approves, or recommends to the board of directors for approval, the Chief Executive Officer’s compensation. For executives other than the Chief Executive Officer, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of such executive officers. Additionally, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of our directors, including with respect to any equity-based plans. The enumerated processes and procedures of our Compensation Committee are included in our Compensation Committee’s written charter, which is publicly available on our website at: https://investors.hydrofarm.com/governance/documents-charters.
It is the Compensation Committee’s policy that the chairperson of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant.
Nominating and Corporate Governance Committee. Our Nominating Committee met one time during the fiscal year ended December 31, 2023. This committee currently has two (2) members: Ms. Persofsky (Chairperson) and Mr. Chung. Our board of directors has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by Nasdaq. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include:
•	evaluating and making recommendations to the full board of directors as to the composition, organization and governance of our board of directors and its committees,
•	evaluating and making recommendations as to director candidates,
•	evaluating current board members’ performance,
•	overseeing the process for Chief Executive Officer and other executive officer succession planning, and
•	developing and recommending governance guidelines for the Company.
Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, our Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. For any such recommendation to be properly brought before an annual meeting, the stockholder must: (i) have given Timely Notice (as defined below) thereof in writing to the Chief Financial Officer of Hydrofarm, (ii) have provided any updates or supplements to such notice at the times and in the forms required by the Bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the solicitation statement of our Bylaws. For notice to be timely, a stockholder’s written notice shall be received by the Chief Financial Officer at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Chief Financial Officer of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:
•	all information relating to such person that would be required to be disclosed in a proxy statement or as otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act;
•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.
The recommendation must also be accompanied by the following information concerning the proposed nominee:
•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;
•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.
A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on our website at https://investors.hydrofarm.com/governance/documents-charters.
Mergers and Acquisitions (M&A) Committee. Our M&A Committee was formed in April 2021 and met zero times during the fiscal year ended December 31, 2023. The M&A Committee was suspended in 2023 and the role and responsibilities were assumed by the full board of directors. This committee has three (3) members: Mr. Richard D. Moss (Chairperson), Ms. Renah Persofsky and Ms. Melisa Denis. When our M&A Committee conducts meetings, the committee’s role and responsibilities include (i) reviewing our strategy regarding mergers, acquisitions, investments and dispositions of material assets with our management, (ii) reviewing, approving or making recommendations to our board of directors to approve, as appropriate, proposed mergers, acquisitions, investments or dispositions of material assets, and (iii) overseeing the post-closing analysis of such transactions.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee has two (2) members: Ms. Susan P. Peters (Chairperson) and Mr. Patrick Chung. None of the members of our Compensation Committee has at any time during the last fiscal year been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see the “Certain Relationships and Related Person Transactions” section of this proxy statement.
Board Leadership Structure and Role in Risk Oversight
Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee our management and, in doing so, serve our best interests and the best interests of our stockholders. Our board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.
Our board of directors is currently chaired by Mr. William Toler, who also serves as our Chief Executive Officer. We have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. However, we have determined that it is in our best interest and the best interest of our stockholders to appoint Mr. Toler as our Chairman and Chief Executive Officer.
Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directors’ approach to risk oversight includes understanding the critical risks in our business and strategy, evaluating our risk management processes, allocating responsibilities for risk oversight among the full board of directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.
Our officers are appointed by our board of directors and hold office until they resign or are removed from office by the board of directors. Ms. Peters, Ms. Persofsky, Mr. Chung, Mr. Moss and Ms. Denis qualify as independent directors.
Stockholder Communications to our Board of Directors
Generally, stockholders who have questions or concerns should contact our Investor Relations department at (707) 765-9990. However, any stockholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the Chairman of our board of directors at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers
The following table sets forth certain information as of March 31, 2024 regarding our executive officers who are not also directors.
Name	Age	Position
B. John Lindeman	54	Executive Vice President & Chief Financial Officer
Kevin O’Brien	44	Chief Accounting Officer
Mark Parker	64	Executive Vice President of Sales and Business Development
B. John Lindeman, Executive Vice President & Chief Financial Officer
Mr. Lindeman has served as our Executive Vice President since August 2022 and Chief Financial Officer since March 2020. From August 2015 until assuming his current role at Hydrofarm in March 2020, Mr. Lindeman served as Chief Financial Officer and Corporate Secretary at Calavo Growers, Inc. (Nasdaq-GS: CVGW) (“Calavo”), a global avocado-industry leader and expanding provider of valued-added fresh food, where he was responsible for the finance, accounting, IT and human resource functions. Prior to joining Calavo, Mr. Lindeman held various leadership positions within the finance and investment banking industries, including serving as managing director at Sageworth Trust Company, a family office and private trust company, from March 2015 to July 2015, managing director and co-head of the consumer and retail group at Janney Montgomery Scott from August 2009 to March 2015, managing director at Stifel, Nicolaus & Co., Inc. from December 2005 to August 2009 and principal at Legg Mason from October 1999 to December 2005. Prior to joining Legg Mason, he was a Manager at PricewaterhouseCoopers LLP from August 1996 to October 1999. Mr. Lindeman has also served as a director of Utz Brands, Inc. (NYSE: UTZ) since September 2020. Mr. Lindeman is a Chartered Financial Analyst and holds a Bachelor of Science in Business Administration from the University of Mary Washington.
Kevin O’Brien, Chief Accounting Officer
Mr. O’Brien has served as our Chief Accounting Officer since March 2022. Prior to joining Hydrofarm, Mr. O’Brien served as the Chief Accounting Officer of CPI Card Group Inc. (Nasdaq: PMTS) since April 2018. Mr. O’Brien previously served as the Director of Corporate Accounting and SEC Reporting at the same company from March 2016 until April 2018. Mr. O’Brien has 20 years of accounting experience, including serving as a Senior Audit Manager at Deloitte & Touche LLP. Mr. O’Brien is a Colorado Certified Public Accountant and received a Bachelor of Science in Business with an emphasis in Accounting from University of Colorado and a Master of Science with an emphasis in Accounting from the same institution.
Mark Parker, Executive Vice President of Sales and Business Development
Mr. Parker has served as our Executive Vice President of Sales and Business Development since February 2022. Mr. Parker has over 30 years of experience in sales and marketing, and leading complex integration projects in multiple industries, in particular with consumer packaging goods. From May 2019 until February 2022, Mr. Parker served as our Senior Vice President of Business Development. Prior to joining Hydrofarm, Mr. Parker was the founder and Chief Executive Officer of iQ Solutions, where he spent nine years assisting organizations in commercialization efforts focused on sales and marketing. Mr. Parker also previously served as Senior Vice President of Trade Marketing, U.S. Soup Division, for Campbell Soup Company (NYSE: CPB), where he introduced innovative initiatives as “Soup to Go” (convenience in a package) and iQ Shelf, an in-store approach to simplify consumer shopping experience and drive mutual share growth. Mr. Parker holds a Bachelor of Science in Economics from Wingate University.

Compensation Discussion and Analysis
We qualify as a “smaller reporting company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies. This section provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation policies and analyzes how and why our Compensation Committee arrived at specific compensation decisions for the fiscal year ended December 31, 2023 (“fiscal 2023”) for the individuals who served as our principal executive officer and our two other most highly compensated executive officers as of December 31, 2023 collectively referred to as our “named executive officers.”
Our named executive officers for fiscal 2023 are:
Name	Position(s)
William Toler	Chairman of the Board & Chief Executive Officer (principal executive officer)
B. John Lindeman	Executive Vice President & Chief Financial Officer
Mark S. Parker	Executive Vice President of Sales and Business Development
Executive Summary
Our Fiscal 2023 Performance
As discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, softness in the broader hydroponics and cannabis industries continued to present challenges in 2023, and our net sales declined 34% compared to 2022. During fiscal 2023, our margins improved as we sold more proprietary branded products and enhanced our operational efficiency. We executed on restructuring plans and related cost saving initiatives, and focused on diversifying our revenue base to serve non-cannabis controlled environment agriculture applications, and customers outside of the U.S. and Canada. These strategies contributed to a 28% increase in gross profit in fiscal 2023 compared to the prior year. We also generated positive cash flow from operating activities of approximately $7 million during 2023 primarily from a reduction in inventory and working capital management.
Fiscal 2023 Executive Compensation Highlights
When making executive compensation decisions, our Compensation Committee has considered our corporate achievements and transformation as a public company. As the Company and industry continue to mature, our compensation practices continue to evolve and may differ from the practices of public companies that have been operating for longer periods.
We evaluate our compensation arrangements and develop programs that we feel are most appropriate to drive results for our Company and our stockholders, and we make changes to ensure that our pay program aligns our executives’ compensation with our stockholders’ interests and our performance over the long term.
Consistent with our executive compensation philosophies and objectives, in establishing 2023 compensation for our named executive officers, our Compensation Committee considered each named executive officer’s prior performance and relevant market data. For 2023, our Compensation Committee made the following decisions with respect to the compensation of our named executive officers:
•	Base Salary: We did not increase base salaries during fiscal 2023 for our named executive officers.
•	Annual Incentive Bonus: Our annual incentive bonus is comprised of a combination of cash awards and PSUs, which align the interests of our employees with those of our stockholders.
•	Retention Awards: We granted retention awards to our named executive officers in fiscal 2023 to further align pay and performance.

Our Compensation Philosophy and Guiding Principles
Our philosophy is to implement a competitive compensation program that enables us to attract, motivate, reward and retain high-performing executives who are capable of creating and sustaining value for our stockholders over the long term. In addition, the executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. As part of its oversight responsibility, the Compensation Committee considers the impact of our risk profile and seeks to maintain a balanced compensation program that does not incentivize undue or inappropriate risks that are reasonably likely to have a material adverse effect on us.
The following table summarizes executive compensation practices that we have implemented and those that we avoid, ensuring that our executive pay program rewards long-term commitment to our Company’s success.
What We Do	What We Do Not Do
✔ We focus on pay-for-performance by emphasizing
   performance-based incentive opportunities.
✔ We set clear financial goals that we believe are
   challenging yet achievable, meet or exceed
   competitive standards and are aligned with
   business objectives to enhance stockholder value
   over time.
✔ We consider both long-term and short-term
   incentives to align our executive officers’
   performance goals with our overall performance.
✔ We use multiple performance metrics for incentive
   compensation to better align incentives with
   overall company performance.
✔ We benchmark our executive officers’
   compensation against an appropriate peer group
✔ We maintain stock ownership guidelines for
   executive officers
✔ We monitor our pay practices on an ongoing basis
   to ensure they do not encourage excessive risk
   taking.

✘ We do not offer perquisites that are not aligned
   with market practices.
✘ We do not permit executive officers or directors
   to engage in hedging, pledging, or similar types of
   transactions with respect to our stock.
✘ We do not permit backdating or repricing of stock
   options.
✘ We do not guarantee salary increases for our
   executive officers.
✘ We do not use the same performance measures
   for short-term and long-term incentives to ensure
   our executive officers focus on both short-term
   and long-term goals.
✘ We do not provide excise tax gross-ups.

Determination of Executive Compensation
Role of the Compensation Committee
Our Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to the Company’s compensation and benefit plans, policies and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company’s executive officers, directors, and senior management. Our Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and to determine (sometimes subject to final Board approval) the principal components of compensation (base salary, performance incentive, and equity awards) for our executive officers. Such determinations are generally made on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee deems appropriate. Our Compensation Committee does not delegate authority to approve compensation of our named executive officers.
Our Compensation Committee, alongside our human resources leadership, has developed and maintains a clear compensation philosophy that includes a discretionary incentive plan, as detailed below.
Our Compensation Committee works with and receives information and analyses from management, including within our finance and human resources departments, and considers such information and analyses when determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Compensation Committee retains the final authority to make all compensation decisions. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation.

From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or board of directors meetings. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Management and Corporate Governance” section of this proxy statement. The enumerated processes and procedures of our Compensation Committee are included in our Compensation Committee’s written charter, which is publicly available on our website at: https://investors.hydrofarm.com/governance/documents-charters.
External Compensation Consultant
Our Compensation Committee is authorized to engage a compensation consultant, legal counsel, experts or other advisors in its sole discretion. In prior years, the Compensation Committee has retained Korn Ferry as compensation consultant.
Elements of Named Executive Officer Compensation
For fiscal 2023, the principal components of compensation for our named executive officers consisted of:
•	Annual base salary;
•	Annual incentive bonuses; and
•	Retention awards.
Annual Base Salary
We provide our named executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer as well as the overall performance and contributions of each executive officer. The annual base salaries of our named executive officers for fiscal 2023 are listed below. Each base salary was effective for the full fiscal 2023.
Executive	Fiscal 2023 Base Salary ($)	Percentage Increase in Base Salary from Fiscal 2022
William Toler	600,000	0%
B. John Lindeman	475,000	0%
Mark S. Parker	330,000	0%
During its review of base salaries for executives, our Compensation Committee primarily considers:
•	the negotiated terms of each named executive officer’s employment agreement, if any;
•	an internal review of the named executive officer’s compensation, both individually and relative to other named executive officers;
•	base salaries paid by comparable companies that have a similar business and financial profile; and
•	our overall financial performance.
Salary levels are considered annually as part of the company’s performance review process. Merit-based increases to salaries are based on management’s assessment of the individual’s performance, the recommendations made by our Chief Executive Officer to the Compensation Committee, and the comparative compensation at peer companies. The factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment.
Annual Incentive Bonuses
Our named executive officers are eligible to receive an annual incentive bonus based on the satisfaction of individual and company objectives established by our board of directors, which may be in the form of a combination of cash awards and stock awards. These objectives may include individualized goals or company-wide goals that relate to operational, strategic or financial factors. For fiscal 2023, Mr. Toler was eligible for an annual incentive bonus equal to 100% of his base salary, Mr. Lindeman was eligible for an annual incentive bonus equal to 50% of his base salary and Mr. Parker was eligible for an annual incentive bonus equal to 50% of his base salary. During 2023, the equity portion of the annual incentive bonuses that we granted to our named executive officers was in the form of PSU awards.
Long-term Equity Awards
Our Compensation Committee believes that equity awards are a key component of our executive compensation program because they help us attract, motivate and retain executive talent. In connection with our initial public offering (“IPO”), we adopted the 2020 Plan, which enables us to grant RSUs, stock options, performance-based awards and other stock-based awards to employees, directors, consultants and other individuals who provide services to us and our affiliates, and to subject those awards to vesting requirements in order to promote a long-term perspective. Since our IPO, we have granted equity compensation to our executive officers primarily in the form of RSU awards, and PSU awards (collectively, “stock awards”). Historically, our Compensation Committee has granted equity awards in connection with new hires and for retention as we continue to grow. All required approvals are obtained in advance of or on the actual grant date. The timing of equity award grants to our executive officers is not coordinated in a manner that intentionally benefits our executive officers.
Cash and Equity Retention Awards
During 2023, our Compensation Committee granted certain cash and equity retention awards to our named executive officers as a key component of compensation to motivate and promote retention, as set forth below.
•
On March 31, 2023, a retention grant of 173,411 RSUs to Mr. Toler under the 2020 Plan. The RSUs vest 50% on October 31, 2023 and 50% on October 31, 2024, subject to his continued service on the applicable vesting date.

•	On March 31, 2023, a cash retention bonus of $250,000 to Mr. Lindeman, paid subject to his continued service, 50% in April 2023, 25% in October 2023 and 25% in October 2024.
•
On August 8, 2023, a cash retention bonus of $25,000 and a retention grant of 50,000 RSUs under the 2020 Plan to Mr. Parker. The RSUs vest annually over three years beginning on the first anniversary of the grant date, subject to his continued service.

Potential Payments Upon Termination or Change in Control
Employment Agreements
Our employment arrangements with our named executive officers provide for payments and other benefits in connection with certain qualifying terminations of employment. Our Compensation Committee believes that these severance benefits help secure the continued employment and dedication of our named executive officers and are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.
William Toler
Pursuant to Mr. Toler’s employment agreement, if Mr. Toler is terminated by us without Cause or resigns for Good Reason (as such terms are defined in the employment agreement), he will be entitled to the following benefits:
•	Cash Severance: a lump sum payment equal to the greater of $250,000 or six months of then-effective salary.
•
COBRA Severance: reimbursement for COBRA expenses until the earliest to occur of (i) the six-month anniversary of termination or resignation, (ii) the date of obtaining health care coverage from another source and (iii) the date on which COBRA benefits expire.

•	Accelerated Vesting: immediate and automatic vesting of all unvested RSU awards and stock options that by their terms vest over the twelve-month period following termination or resignation.
•	Accrued Amounts: payment of all accrued salary, accrued bonus, unused vacation, earned but unpaid bonus amounts and reimbursement for any unreimbursed business expenses.
If Mr. Toler is terminated by us for Cause or without Good Reason, or if Mr. Toler is terminated as a result of death or disability, he will not be entitled to the benefits listed above with the exception of the “Accrued Amounts.”

All severance benefits, regardless of whether Mr. Toler is terminated for Cause or resigns for Good Reason, are contingent on Mr. Toler agreeing to release all claims in favor of us and complying with the non-competition and non-solicitation provisions of his employment agreement.
B. John Lindeman
Pursuant to Mr. Lindeman’s offer letter, if Mr. Lindeman’s employment is terminated, Mr. Lindeman will (i) be paid cash severance of an amount equal to the greater of (x) $237,500 or (y) six months of his base salary in effect as of the date of separation and (ii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards. Also pursuant to Mr. Lindeman’s offer letter, if Mr. Lindeman’s employment is terminated, his initial award of RSUs, which was equal to 1.75% of the Company at the time, will forward vest over twelve months following his termination.
Mark Parker
Pursuant to Mr. Parker’s offer letter, if Mr. Parker’s employment is terminated by us without cause or by Mr. Parker for good reason and such termination is considered a “Separation from Service” as defined by Treasury Regulation Section 1.409A-1(h), Mr. Parker will, subject to his execution of a release of claims within 45 days of termination, (i) be paid cash severance of an amount equal to six months of his base salary in effect as of the date of separation and (ii) be reimbursed for COBRA expenses until the earliest to occur of (x) the six-month anniversary of termination or resignation, (y) the date of obtaining health care coverage from another source and (z) the date on which COBRA benefits expire.
Equity Incentive Plans
The Company maintains three equity incentive plans: the 2018 Plan, the 2019 Plan and the 2020 Plan (collectively, “Incentive Plans”). The 2020 Plan serves as the successor to the 2019 Plan and 2018 Plan and provides for the issuance of incentive stock options, stock grants and stock-based awards to employees, directors, and consultants of the Company. No further awards will be issued under the 2018 Plan and 2019 Plan.
Change of Control Under the Incentive Plans
Under our 2018 Plan, upon a merger or other reorganization event, the board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the plan, as to some or all outstanding awards:
•
provide that all outstanding options shall be assumed or substituted by the successor corporation, or in the event that such outstanding options are not assumed or substituted by the successor corporation, such options shall become fully vested and exercisable or payable and all applicable restrictions or forfeiture provisions shall lapse;

•	all performance-based awards earned and outstanding shall be payable in full in accordance with the payout schedule in the award instrument; and
•
in lieu of the foregoing, all performance-based awards may also be terminated by the board of directors, in its sole discretion, and the holder shall receive a cash payment equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award.

Under each of the 2019 Plan and the 2020 Plan, upon a merger or other reorganization event, the board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the plans, as to some or all outstanding awards:
•	provide that all outstanding options shall be assumed or substituted by the successor corporation;
•	upon written notice to a participant, provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;
•
in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•
with respect to stock grants and in lieu of any of the foregoing, the board of directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Termination Under the Incentive Plans
Options granted under our 2018 Plan are subject to modification in the event of termination as follows (in each case subject to any modifications made by the plan administrator):
•	All unvested but exercisable options shall expire upon termination.
•
All vested and exercisable options shall expire on the earliest of (i) if termination is not for Cause (as defined in the 2018 Plan), death or disability, three months following termination, (ii) if termination is due to death or disability, one year following termination and (iii) the last day of the original term of the option.

•
If the participant dies following termination but has otherwise exercisable options, these options shall expire on the earlier of (i) the last day of the original term of the option and (ii) the one-year anniversary of death.

•	If termination is for Cause, all options, regardless of vesting status, shall automatically and immediately expire and terminate.
•
If an option is otherwise exercisable but the issuance of common stock upon its exercise would violate federal or state securities laws, following termination the option will remain exercisable until the earlier of (i) the last day of the original term of the option and (ii) three months following the date when issuance no longer violates securities laws.

•
An option designated as an incentive stock option shall cease to qualify for favorable tax treatment as an incentive stock option to the extent it is exercised (i) more than three months after termination if termination was for reasons other than death or disability, (ii) more than one year after termination if termination was by reason of disability, or (iii) more than six months following the first day of a leave of absence that exceeds three months (unless reemployment rights are guaranteed).

Options granted under our 2019 Plan and our 2020 Plan are generally subject to modification in the event of termination as follows (subject to limited exceptions and unless otherwise specified in the relevant option agreement):
•
Termination not for Cause (as defined in each Incentive Plan), death or disability: Participants may continue to exercise any exercisable options until the last day of the original term of such options. However, participants who reside in California must be able to exercise options at least until the earlier of (i) 30 days following termination and (ii) the last day of the original option term. Under the 2020 Plan, no option intended to be an ISO may be exercised more than three months following termination.

•	Termination for Cause: All unexercised options will be immediately forfeited.
•
Termination due to disability: All exercisable options may be exercised for one year following termination. If exercise rights accrue periodically, any vesting rights that would have accrued as of the next vesting date will be prorated as of the date of termination. However, participants who reside in California may only exercise options until the earlier of (i) six months from termination and (ii) the last day of the original option term.

•
Termination due to death: All exercisable options may be exercised by the participant’s survivors for one year following death. If exercise rights accrue periodically, any vesting rights that would have accrued as of the next vesting date will be prorated as of the date of death. However, survivors of participants who resided in California may only exercise options until the earlier of (i) six months from death and (ii) the last day of the original option term.

Stock awards granted under our 2019 Plan and our 2020 Plan are generally subject to modification in the event of termination as follows (subject to limited exceptions and unless otherwise specified in the relevant agreement):
•
Termination not for Cause (as defined in each Incentive Plan), death or disability: The Company shall have the right to cancel or repurchase the number of shares subject to the participant’s stock awards until the Company’s forfeiture or repurchase rights lapse under the respective agreement.

•	Termination for Cause: All shares subject to a participant’s stock awards that remain subject to forfeiture shall be immediately forfeited to the Company.
•
Termination due to disability: If the Company’s forfeiture or repurchase rights have not lapsed, the Company may still exercise such rights. If such rights lapse periodically, they will lapse pro rata as of the date of disability.

•
Termination due to death: If the Company’s forfeiture or repurchase rights have not lapsed, the Company may still exercise such rights. If such rights lapse periodically, they will lapse pro rata as of the date of death.

If a participant is terminated for any reason and the participant has been granted stock awards but has not accepted them or paid any required purchase price, the stock award shall terminate.
Under our standard forms of RSU agreement and PSU agreement, under our Incentive Plans, if a participant’s employment ceases for any reason prior to a vesting date, all unvested RSUs and/or PSUs shall, subject to the exceptions noted above, immediately be forfeited, and the relevant RSU agreement and/or PSU agreement shall terminate.
Other Features of Our Executive Compensation Program
401(k) Plan, Welfare and Health Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we match contributions up to $2,000 annually. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, life, disability and accidental death and dismemberment insurance plans. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Our employee benefits programs are designed to be affordable and competitive in the market in which we compete for talent.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, for recruitment and retention purposes or to ensure their safety and security.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during fiscal 2023.

Other Compensation Policies and Practices
Stock Ownership Guidelines and Holding Requirements
All of our named executive officers and our executive leadership team are subject to stock ownership guidelines. We instituted stock ownership guidelines in the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders. Although there is no deadline set for executives to reach their ownership guidelines, our Compensation Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines.
The following table outlines the stock ownership guidelines for our executives.
Position	Ownership Guidelines
Chairman of the Board and Chief Executive Officer	6x base salary
Chief Financial Officer	4x base salary
Executive Leadership Team	2x base salary
As of April 5, 2024, all of our named executive officers have met their current stock ownership requirements or are making appropriate progress toward the ownership guidelines. The members of our executive leadership team are also making appropriate progress toward the ownership guidelines. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, vested options, and any vested and unvested stock awards, all count towards the ownership requirement. Shares subject to unvested options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares of common stock held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or fully vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our common stock before that measurement date.
Hedging, Short Sales and Pledging Policies
Our Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving our common stock during periods, determined by us, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our common stock with our Chief Financial Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in publicly-traded options, (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including straddles, collars or other similar risk reduction or hedging devices) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of our securities.
Clawback Policy
On October 5, 2023, our board of directors adopted the Hydrofarm Holdings Group, Inc. Clawback Policy (the “Clawback Policy”). Pursuant to the Clawback Policy, upon the occurrence of an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirements under U.S. securities laws, the Company shall recover incentive-based compensation received by executive officers, subject to limited exceptions, regardless of whether such officers engaged in fraud or misconduct relating to the restatement. “Incentive-based compensation” under the Clawback Policy includes (i) any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measures that are determined and presented in accordance with generally accepted accounting principles (“GAAP”) used in preparing the Company’s financial statements and (ii) any measures derived wholly or in part from such GAAP measures, as well as non-GAAP measures, stock price, and total shareholder return. The Company did not have an accounting restatement in fiscal 2023.

Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that our Compensation Committee considers in determining the structure and size of our executive compensation programs.
Deductibility of Executive Compensation
Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Risk Considerations
Our Compensation Committee, in cooperation with our management, reviewed our fiscal 2023 compensation programs. The Compensation Committee believes that the mix and design of the elements of such programs do not encourage our employees to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company. We have designed our compensation programs to be balanced so that our employees are focused on both short and long-term financial and operational performance. Goals are appropriately set with targets that encourage growth in the business, while doing so in a manner that encourages profitability.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table contains information concerning the compensation during each of the years ended December 31, 2023 and 2022 to persons covered by Item 402(m)(2) of Regulation S-K (the “named executive officers”).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All other Compensation ($)(2)	Total ($)
William Toler, Chairman of the Board and Chief Executive Officer	2023	600,000	75,000	750,002	23,049	1,448,051
	2022	600,000	90,000	2,373,561	22,161	3,085,722

B. John Lindeman, Executive Vice President and Chief Financial Officer	2023	475,000	217,188	178,126	33,189	903,503
	2022	475,000	35,625	1,096,986	31,407	1,639,018

Mark Parker, Executive Vice President of Sales and Business Development(3)	2023	330,000	45,625	185,751	33,189	594,565
	2022	324,923	22,500	643,836	31,407	1,022,666
(1)
The amounts reported in the “Stock Awards” column represent grant date fair value of the RSUs and PSUs granted to the named executive officers during the fiscal years ended December 31, 2023 and 2022 as computed in accordance with FASB Accounting Standards Codification Topic 718. Note that the amounts reported in this column reflect the accounting cost for these stock awards and do not correspond to the actual economic value that may be received by the named executive officers from the stock awards. Assumptions used in the calculation of these amounts are included in Note 2 and Note 11 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023. The maximum aggregate grant date value of the PSUs awarded in 2023, assuming that the highest level of performance conditions would have been achieved, was as follows: Mr. Toler – $450,001, Mr. Lindeman – $178,126 and Mr. Parker – $123,751.

(2)	“All Other Compensation” consists of health insurance premiums.
(3)	Mr. Parker was promoted to Executive Vice President of Sales and Business Development in February 2022.
Narrative Disclosure to Summary Compensation Table
Executive Employment Agreements
The following description relates to employment agreements between us and our executive officers.
William Toler, Chief Executive Officer
In February 2019, we entered into an employment agreement with Mr. William Toler, pursuant to which he serves as Chairman and Chief Executive Officer. Mr. Toler’s employment agreement provides for, among other things, base salary, annual performance and retention bonus, severance payments and the continuation of certain benefits following certain terminations of employment by us under specified circumstances or the termination of employment for good reason (as defined in the employment agreement) by Mr. Toler. Under the provisions of the agreement, Mr. Toler’s base salary was $500,000 per year, which was voluntarily reduced to $150,000 per year through September 30, 2019, at which time Mr. Toler’s base salary reset to $500,000. The agreement also included an annual performance and retention bonus of up to fifty percent of his base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as mutually agreed between him and our board of directors. Effective April 1, 2021, Mr. Toler’s base salary was increased to $600,000 and his annual performance bonus increased to one hundred percent of his base salary rate. Under the agreement, if Mr. Toler’s employment is terminated by us without cause (as defined in the employment agreement), or Mr. Toler resigns for good reason (as defined in the employment agreement), Mr. Toler will (i) have the right to receive an amount equal to the greater of $250,000 or six months of his base salary and the reimbursement of health premiums until the earlier of six months following termination, the date on which healthcare coverage is obtained from another source or until he ceases to be entitled to continuing coverage under our health plan and (ii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards. If Mr. Toler resigns without good reason or if his employment is terminated by us for cause, all of his unvested equity awards previously granted to him will be forfeited. Mr. Toler’s employment agreement also provides that if his employment is terminated by him due to resignation without good reason, or by us for cause, or by either party as a result of his death or disability, he will receive (i) his base salary accrued through his last day of employment, (ii) any unused vacation (if applicable) accrued through his last day of employment, (ii) any earned but unpaid annual bonus for the calendar year ended immediately prior to his last day of employment and (iv) reimbursement of any unreimbursed business expenses. Under these circumstances, he will not be entitled to any other form of compensation from us, including any severance benefits, other than any rights to which he is entitled our benefit programs, stock option plan or equity grant documents between him and us.
Mr. Toler’s employment agreement also contains intellectual property covenants and confidentiality covenants prohibiting Mr. Toler from, among other things, disclosing confidential information relating to us. The employment agreement also contains non-solicitation restrictions, pursuant to which Mr. Toler will not be permitted to solicit our employees in certain circumstances for a period of 12 months following his termination of employment for any reason.
B. John Lindeman, Executive Vice President and Chief Financial Officer
In February 2020, we entered into an offer letter with Mr. Lindeman, pursuant to which he serves as Chief Financial Officer. Mr. Lindeman’s offer letter provides for, among other things, base salary, annual performance bonus and severance payments. Under the provisions of the offer letter, Mr. Lindeman’s base salary is $475,000 per year. The offer letter also includes an annual performance bonus of up to fifty percent of Mr. Lindeman’s base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as determined by our board of directors and guaranteed fifty percent of the pro-rated amount of the annual performance bonus for his first year of employment. The offer letter also included an award of RSUs equal to 1.75% of the Company, which vests over four years as follows: 25% vest after a 12-month service period following the award, and the balance vest in equal monthly installments over the next 36 months of service. Under the offer letter, Mr. Lindeman’s employment is at will. If Mr. Lindeman’s employment is terminated, Mr. Lindeman will (i) be paid cash severance of an amount equal to the greater of (x) $237,500 or (y) six months of his base salary in effect as of the date of separation (provided that if the termination is a result of a reduction in base salary, the severance payment will be determined based on the base salary in effect prior to the reduction) and (ii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards.
Mark Parker, Executive Vice President of Sales and Business Development
In March 2022, we entered into an offer letter with Mr. Parker, pursuant to which he serves as Executive Vice President of Sales and Business Development. Mr. Parker’s offer letter provides for, among other things, base salary, annual performance bonus and severance payments. Under the provisions of the offer letter, Mr. Parker’s base salary is $330,000 per year. The offer letter also includes an annual performance bonus of up to fifty percent of Mr. Parker’s base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as determined by our board of directors. The offer letter also included an award of 5,000 RSUs, which vest over three years. Under the offer letter, if Mr. Parker’s employment is terminated by us without cause or by Mr. Parker for good reason and such termination is considered a “Separation from Service” as defined by Treasury Regulation Section 1.409A-1(h), Mr. Parker will, subject to his execution of a release of claims within 45 days of termination, (i) be paid cash severance of an amount equal to six months of his base salary in effect as of the date of separation and (ii) be reimbursed for COBRA expenses until the earliest to occur of (x) the six-month anniversary of termination or resignation, (y) the date of obtaining health care coverage from another source and (z) the date on which COBRA benefits expire.

Outstanding equity awards at 2023 fiscal year end
The following table sets forth the outstanding exercisable and unexercisable stock options and unvested stock awards held by our named executive officers as of December 31, 2023. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by $0.9175, which was the closing market price of our common stock on December 29, 2023, the last trading day in 2023.
	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
William Toler, Chairman of the Board and Chief Executive Officer	—	—	—	—	86,706(2)	79,553(2)	—	—
	—	—	—	—	—	—	254,238(3)	233,263(3)
	—	—	—	—	30,001(4)	27,526(4)	—	—
	—	—	—	—	13,334(5)	12,234(5)	—	—
	—	—	—	—	31,767(6)	29,146(6)	—	—
B. John Lindeman, Executive Vice President and Chief Financial Officer	—	—	—	—	—	—	100,636(7)	92,334(7)
	—	—	—	—	23,334(8)	21,409(8)	—	—
	—	—	—	—	12,575(9)	11,538(9)	—	—
	—	—	—	—	6,667(10)	6,117(10)	—	—
	—	—	—	—	25,139(11)	23,065(11)	—	—
Mark Parker, Executive Vice President of Sales and Business Development	—	—	—	—	50,000(12)	45,875(12)	—	—
	—	—	—	—	—	—	69,916(13)	64,148(13)
	—	—	—	—	16,667(14)	15,292(14)	—	—
	—	—	—	—	6,989(15)	6,412(15)	—	—
	—	—	—	—	3,334(16)	3,059(16)	—	—
	—	—	—	—	3,090(17)	2,835(17)	—	—
	39,674(18)	—	$8.43	6/10/2029	—	—	—	—
	4,819(19)	—	$8.43	6/10/2029	—	—	—	—
(1)
Represents the fair market value of shares that were unvested as of December 31, 2023. The fair market value is based on the closing price on December 29, 2023, the last trading day of 2023, of $0.9175 per share.

(2)	Mr. Toler was granted 173,411 RSUs on March 31, 2023, 50% of which vested on October 31, 2023 and the remaining 50% of which vest on October 31, 2024.
(3)
Mr. Toler was granted 254,238 PSUs on March 24, 2023, vesting, to the extent they are determined to have been earned based on the relevant performance metrics, in a single installment on March 23, 2024. The board of directors determined that 43,857 shares subject to this award had been earned based on the relevant performance metrics and such shares vested on March 23, 2024.

(4)	Mr. Toler was granted 45,000 RSUs on August 17, 2022, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(5)	Mr. Toler was granted 20,000 RSUs on March 23, 2022, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(6)	Mr. Toler was granted 95,299 RSUs on March 23, 2022, vesting in three equal annual installments beginning on the grant date.
(7)
Mr. Lindeman was granted 100,636 PSUs on March 24, 2023, vesting, to the extent they are determined to have been earned based on the relevant performance metrics, in a single installment on March 23, 2024. The board of directors determined that 17,360 shares subject to this award had been earned based on the relevant performance metrics and such shares vested on March 23, 2024.

(8)	Mr. Lindeman was granted 35,000 RSUs on August 17, 2022, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(9)	Mr. Lindeman was granted 37,723 RSUs on March 23, 2022, vesting in three equal annual installments beginning on the grant date.
(10)	Mr. Lindeman was granted 10,000 RSUs on February 25, 2022, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(11)	Mr. Lindeman was granted 402,151 RSUs on April 21, 2020, 25% of which vested on March 16, 2021 and the remaining 75% of which vest in 36 equal monthly installments.

(12)	Mr. Parker was granted 50,000 RSUs on August 8, 2023, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(13)
Mr. Parker was granted 69,916 PSUs on March 24, 2023, vesting, to the extent they are determined to have been earned based on the relevant performance metrics, in a single installment on March 23, 2024. The board of directors determined that 12,061 shares subject to this award had been earned based on the relevant performance metrics and such shares vested on March 23, 2024.

(14)	Mr. Parker was granted 25,000 RSUs on August 17, 2022, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(15)	Mr. Parker was granted 20,966 RSUs on March 23, 2022, vesting in three equal annual installments beginning on the grant date.
(16)	Mr. Parker was granted 5,000 RSUs on February 25, 2022, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(17)	Mr. Parker was granted 14,831 RSUs on October 31, 2020, 25% of which vested on October 31, 2021 and the remaining 75% of which vest in 36 equal monthly installments.
(18)	Mr. Parker was granted 39,674 incentive stock options on June 10, 2019, of which 25% vested on June 10, 2020 and the remaining 75% vest in 36 equal monthly installments.
(19)	Mr. Parker was granted 4,819 non-qualified stock options on June 10, 2019, of which 25% vested on June 10, 2020 and the remaining 75% vest in 36 equal monthly installments.
Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2023, to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Patrick Chung	75,000	125,001	—	200,001
Susan P. Peters	90,000	125,001	—	215,001
Renah Persofsky	95,000	125,001	—	220,001
Richard D. Moss	112,500	125,001	—	237,501
Melisa Denis	85,000	125,001	—	210,001
(1)
These amounts represent the aggregate grant date fair value of the stock awards granted to each director during the fiscal year ended December 31, 2023, computed in accordance with FASB ASC Topic 718. We granted 123,763 RSUs as annual equity awards to each of our non-employee directors. Such awards vest on June 6, 2024.

Narrative to Director Compensation Table
In June 2021, our board of directors adopted an amended compensation policy for our directors. This policy was developed with input from Korn Ferry regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward nonemployee directors.
Under this amended director compensation policy, each non-employee director receives an annual director fee of $75,000. Each director also receives annual equity awards on or about the date of each annual meeting of our stockholders with a grant date value of $125,000, which will vest after approximately one year of service. The chair of our Audit Committee is paid an additional fee of $25,000, the chair of our Compensation Committee is paid an additional fee of $15,000, and the chair of our Nominating Committee is paid an additional fee of $10,000.
Our Compensation Committee approved payments to members of our M&A Committee in recognition of their efforts. For 2022, these payments totaled $20,000 for each non-chair member of our M&A Committee and $25,000 for the chair of our M&A Committee. For 2023, these payments totaled $10,000 for each non-chair member of our M&A Committee and $12,500 for the chair of our M&A Committee.
Stock Ownership Guidelines for Non-Employee Directors
Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level. Non-employee directors are required to hold five times the annual cash retainer for non-employee directors. There is no deadline for non-employee directors to reach their ownership guidelines; however, the Compensation Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guidelines. All of our non-employee directors are making appropriate progress toward the ownership guidelines.

PAY VERSUS PERFORMANCE
The following table shows the relationship between executive compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and our named executive officers and certain financial performance of the Company during the last three fiscal years ended December 31, 2023, 2022, and 2021.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net (Loss) Income (in millions)(6)
2023	$1,448,051	$798,228	$749,034	$549,522	$1.74	($64.813)
2022	$3,085,722	($9,499,962)	$1,330,842	($2,292,004)	$2.95	($285.415)
2021	$843,517	($12,931,114)	$588,328	($2,022,961)	$53.80	$13.416
(1)
Mr. Toler was our Chief Executive Officer for each of 2023, 2022, and 2021. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Toler for each corresponding year in the “Total” column of the Summary Compensation Table. The Summary Compensation Table for the years ended December 31, 2023 and 2022 can be found under “Executive Officer and Director Compensation” above. The Summary Compensation Table for the year ended December 31, 2021 can be found in our proxy statement filed with the SEC on April 19, 2023.

(2)
The dollar amounts reported in this column represent the CAP to Mr. Toler, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Toler during the applicable year.

In accordance with SEC rules, the following adjustments were made to Mr. Toler’s total compensation for each year to determine CAP:
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(i)	Equity Award Adjustments(ii)	Compensation Actually Paid to PEO
2023	$1,448,051	($750,002)	$100,179	$798,228
2022	$3,085,722	($2,373,561)	($10,212,123)	($9,499,962)
2021	$843,517	$0	($13,774,631)	($12,931,114)
(i)
The grant date fair value of equity awards in this column represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(ii)
The equity award adjustments in this column include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (6) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$119,792	($47,502)	$86,566	($33,197)	($25,480)	$0	$100,179
2022	$207,720	($4,494,860)	$499,997	($6,424,980)	$0	$0	($10,212,123)
2021	$0	($12,877,246)	$0	($897,385)	$0	$0	($13,774,631)
(3)
The dollar amounts reported this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Toler) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding

Mr. Toler) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, B. John Lindeman and Mark S. Parker, (ii) for 2022, B. John Lindeman and Mark S. Parker, and (iii) for 2021, B. John Lindeman, Terence A. Fitch and Joseph Rumley.
(4)
The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group (excluding Mr. Toler), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Toler) during the applicable year.

In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Toler) for each year to determine the CAP, using the same methodology described above in Footnote 2:
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(i)	Average Compensation Actually Paid to Non- PEO NEOs
2023	$749,034	($181,939)	($17,573)	$549,522
2022	$1,330,842	($870,411)	($2,752,435)	($2,292,004)
2021	$588,328	($141,678)	($2,469,611)	($2,022,961)
(i)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$36,435	($30,928)	$0	($14,533)	($8,547)	$0	($17,573)
2022	$91,298	($1,844,693)	$153,953	($1,152,993)	$0	$0	($2,752,435)
2021	$58,296	($2,773,796)	$9,277	$236,612	$0	$0	($2,469,611)
(5)
The cumulative total shareholder return (“TSR”) amounts reported in this column are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported this column are the Company’s net income amounts reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table
The following graphs address the relationship between CAP as disclosed in the Pay Versus Performance table and (i) the Company’s TSR and (ii) the Company’s net income (loss).

Compensation Actually Paid vs. Total Shareholder Return
$2,000,000
$1,000,000
$-
$(1,000,000)
$(2,000,000)
$(3,000,000)
$(4,000,000)
$(5,000,000)
$(6,000,000)
$(7,000,000)
$(8,000,000)
$(9,000,000)
$(10,000,000)
$(11,000,000)
$(12,000,000)
$(13,000,000)
$(14,000,000)
Compensation Actually Paid to PEO/NEO
$100.00
$95.00
$90.00
$85.00
$80.00
$75.00
$70.00
$65.00
$60.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
Value of Initial Fixed $100 Investment Based On Total Shareholder Return
2020
2021
2022
2023
PEO Compensation
NEO Compensation
TSR

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.
	(a)	(b)	(c)
Plan category	Number of securities to be issuable upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(4)	2,734,751	$9.47	1,400,453
Equity compensation plans not approved by security holders	—	—	—
Total	2,734,751	$9.47	1,400,453
(1)
These plans consist of the 2020 Plan, the 2019 Plan and the 2018 Plan. For a description of these plans, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(2)	The weighted-average exercise price excludes any outstanding stock awards, which have no exercise price.
(3)
Consists only of securities remaining available for future issuance under the 2020 Plan. Since our 2020 Plan has been approved by our stockholders, we do not intend to make any additional grants under the 2018 Plan and the 2019 Plan.

(4)
The 2020 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2021 and ending on January 2, 2030, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on such date and (ii) such number of shares determined by the plan administrator.

REPORT OF AUDIT COMMITTEE
The Audit Committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:
The Audit Committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our Charter adopted by our board of directors, which is available on our website at www.hydrofarm.com. This committee reviews and reassesses our Charter annually and recommends any changes to our board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2023, the Audit Committee took the following actions:
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and Deloitte & Touche LLP, our independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 – Communications with Audit committees; and
•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee and the Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the SEC, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.
Members of the Audit Committee of
Hydrofarm Holdings Group, Inc.

Mr. Richard D. Moss
Ms. Melisa Denis
Ms. Renah Persofsky

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.
Our records reflect that all reports which were required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that (i) William Toler failed to timely file a Form 4 reporting one transaction, (ii) B. John Lindeman failed to timely file a Form 4 reporting one transaction and (iii) Mark Parker failed to timely file a Form 4 reporting one transaction. These late filings were due to an inadvertent administrative error and not any error of Mr. Toler, Mr. Lindeman, or Mr. Parker.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider all available information deemed relevant by the Audit Committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. During the fiscal year ended December 31, 2023, we did not engage in any related party transactions.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers (the “Indemnification Agreements”). Such Indemnification Agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The Indemnification Agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us.
The Indemnification Agreements set forth procedures for making and responding to requests for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreements.
Related Person Transaction Policy
The following actions constitute the recurring duties and responsibilities of our Audit Committee as set forth in the Audit Committee Charter. Our Audit Committee may alter or supplement these duties and responsibilities as appropriate under the circumstances, to the extent permitted by applicable law:
•
Review and approve, prior to the Company’s entry into any such transactions, all transactions involving amounts equal to or greater than $120,000 in which the Company is or will be a participant, which would be reportable by the Company under Item 404 of Regulation S-K promulgated under the Securities Act as a result of any of the following persons having or expected to have a direct or indirect material interest (a “Related Person Transaction”):

○	executive officers of the Company;
○	members of the board of directors;
○	beneficial holders of more than 5% of the Company’s securities;
○	immediate family members (as defined by Item 404 of Regulation S-K promulgated under the Securities Act) of or entities affiliated with any of the foregoing persons; and
○	any other persons whom the board of directors determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.
•
Any request for a Related Person Transaction must first be presented to the Audit Committee for review, consideration and approval. In reviewing, considering, and approving or rejecting such transactions, the Audit Committee shall obtain, or shall consider all available information that the Audit Committee believes to be relevant to a review of the transaction prior to its approval including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to the Company than terms the Company could have generally obtained from an unaffiliated third party under the same or similar circumstances. Following such consideration, approval may be given by written consent of the Audit Committee. No Related Person Transaction shall be entered into prior to the completion of these procedures.

•
The Audit Committee or the Chairperson of the Audit Committee, as the case may be, shall approve only those Related Person Transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

•	The Audit Committee shall adopt any further policies and procedures relating to the approval of Related Person Transactions that it deems necessary or advisable from time to time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
On March 4, 2024, our board of directors nominated Mr. Toler and Mr. Chung for election at the annual meeting. Our board of directors currently consists of six (6) members, classified into three (3) classes as follows: (1) Mr. Toler and Mr. Chung constitute a class of directors with a term ending in 2024; (2) Ms. Persofsky and Ms. Denis constitute a class of directors with a term ending in 2025; and (3) Mr. Moss and Ms. Peters constitute a constitute a class of directors with a term ending in 2026. At each annual meeting of stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms are expiring.
Our board of directors has voted to nominate Mr. Toler and Mr. Chung, for election at the annual meeting for a term of three (3) years to serve until the 2027 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class II directors (Ms. Persofsky and Ms. Denis) and the Class III directors (Mr. Moss and Ms. Peters) will serve until the annual meeting of stockholders to be held in 2025 and 2026, respectively, and until their respective successors have been elected and qualified.
Unless authority to vote for either of the nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Mr. Toler and Mr. Chung as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted for each nominee at the meeting is required to elect each nominee as a director.
OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF WILLIAM TOLER AND PATRICK CHUNG AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

APPROVAL OF REVERSE STOCK SPLIT
General
On April 5, 2024, the Board unanimously approved, subject to stockholder approval, a certificate of amendment to our Charter (the “Amendment”) to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio of not less than 1-for-1.1 and not more than 1-for-25, with the exact ratio to be set within this range by our Board at its sole discretion (the “Reverse Stock Split”). Upon the effectiveness of the Amendment, the issued shares of common stock will be reclassified into a smaller number of shares, such that a stockholder will own one new share of common stock for every 1.1 to 25 shares (as determined by the Board) of issued common stock held by that stockholder immediately prior to such effectiveness.
If our stockholders approve the Reverse Stock Split, our Board would have the sole discretion to determine (i) whether to effect the Reverse Stock Split and (ii) how to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-1.1 and not more than 1-for-25. We believe that enabling our Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, which are described further below under the heading “Criteria to be Used for Decision to Apply the Reverse Stock Split.”
If our stockholders approve the Reverse Stock Split and if the Board determines to proceed with effecting the Reverse Stock Split, the Reverse Stock Split would become effective upon the time specified in the Amendment following filing of the Amendment with the Secretary of State of the State of Delaware (the “Secretary of State”). The exact timing of the filing of the Amendment and the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Our Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Amendment and the Reverse Stock Split if, at any time prior to the filing of the Amendment with the Secretary of State, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.
The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our common stock to:
•	maintain the listing of our common stock on Nasdaq and avoid delisting of our common stock from Nasdaq in the future on the basis of the Minimum Bid Price Requirement (as defined below);
•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and
•	make our common stock a more attractive investment to institutional investors.
In evaluating whether to effect the Reverse Stock Split, our Board has considered and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts, and other stock market participants and the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Stock Split, our Board determined that the potential benefits significantly outweigh these potential negative factors.
Criteria to be Used for Decision to Apply the Reverse Stock Split
If our stockholders approve the Reverse Stock Split, our Board will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-1.1 to 1-for-25 range, would be determined by our Board and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board will consider, among other things, factors such as:
•	Nasdaq’s minimum price per share requirements;
•	the historical trading prices and trading volume of our common stock;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•	business developments affecting us; and
•	prevailing general market and economic conditions.
Reasons for the Reverse Stock Split
The Board is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on Nasdaq under the symbol “HYFM.” The Board believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and the stockholders’ best interests.
On March 14, 2024, we received written notice from the Listing Qualifications Department of Nasdaq that for the preceding 30 consecutive business days, our common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The notice had no immediate effect on the listing or trading of our common stock, and the common stock will continue to trade on The Nasdaq Global Select Market under the symbol “HYFM” at this time.
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a grace period of 180 calendar days, or until September 10, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance can be achieved automatically and without further action if the closing bid price of our common stock is at or above $1.00 for a minimum of 10 consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us of our compliance and the matter will be closed. We are monitoring the bid price of our common stock to determine if automatic compliance can be achieved without further action.
If, however, we do not achieve compliance with the Minimum Bid Price Requirement by September 10, 2024, we may be eligible for additional time to comply. In order to be eligible for such additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary.
In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.
In addition, our Board believes that the increase in the market price of our common stock that will result from the Reverse Stock Split could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

The Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which will continue to be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions, and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.
While our Board has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share to meet the requirements for the continued listing of our common stock on Nasdaq, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.
Further, the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
Effect of the Reverse Stock Split
If our stockholders approve the Reverse Stock Split and our Board elects to effect the Reverse Stock Split, we would adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.
The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split, and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.
After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.
Authorized Shares of Common Stock
We are currently authorized under our Charter to issue up to a total of 350,000,000 shares of capital stock, comprised of 300,000,000 shares of common stock and 50,000,000 shares of preferred stock. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our Amended and Restated Certificate of Incorporation, as amended. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock available for issuance under our Amended and Restated Certificate of Incorporation, as amended. Our Board believes that such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings as under our equity incentive plans and for other general corporate purposes.
By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. For example, our Board might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board in opposing a takeover bid that the Board determines is not in the best interests of our company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of our company and the Board did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.
Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates
If stockholders approve the Reverse Stock Split, and if our Board determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the Board within the parameters described), we will file with the Secretary of State of the State of Delaware the Amendment reflecting such reverse stock split ratio determined by the Board. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Amendment, which we refer to as the “effective time” and the “effective date,” respectively. The effective time of the Amendment shall be determined in the discretion of our Board and in accordance with applicable law. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.
Our Board has approved the Amendment. The ratio of the Reverse Stock Split, within the parameters described, and the implementation and timing of such Reverse Stock Split shall be determined in the discretion of our Board.
If the Reverse Stock Split is implemented, our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Our common stock will also receive a new CUSIP number.
Certain of our registered stockholders hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds shares of common stock in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a broker, bank or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in “street name.” However, these brokers, banks or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a broker, bank or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio would be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock as reported on Nasdaq on the effective date of the Reverse Stock Split.
No Appraisal Rights
No action is proposed herein for which the laws of the State of Delaware, or our Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws, provide a right to our stockholders to dissent and obtain an appraisal of, or payment for, such stockholders’ capital stock.
Accounting Matters
The Reverse Stock Split would not affect the per-share par value of our common stock, which would remain at $0.0001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease, and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, the reported per-share net income or loss would be higher because there would be fewer shares of common stock outstanding, and we would adjust historical per share amounts set forth in our future financial statements.
Reservation of Right to Abandon the Amendment to our Restated Certificate of Incorporation, As Amended
Our Board reserves the right to abandon the Amendment described in this proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the annual meeting. By voting in favor of the Amendment, stockholders are also expressly authorizing the Board to determine not to proceed with and abandon the Reverse Stock Split if it should so decide.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion summarizes the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, persons who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or U.S. Holders who actually or constructively own 5% or more (by vote or value) of our stock.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local, and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after, or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.
Tax Consequences to the Company.
The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain, or loss in connection with the proposed Reverse Stock Split.
Tax Consequences to U.S. Holders.
A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short-term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long-term if held for more than one year.
A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation.
Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local, and foreign tax consequences to you of the proposed Reverse Stock Split.
In order to approve this proposal, assuming that a quorum is present at the annual meeting, the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the Reverse Stock Split proposal is required for the proposal to pass.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE OF THE REVERSE STOCK SPLIT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our board of directors. However, the Compensation Committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2025 Annual Meeting of Stockholders.
Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and our board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2024 annual meeting:
“RESOLVED, that the compensation paid to the named executive officers of Hydrofarm Holdings Group, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2024. Deloitte has served as our independent registered public accounting firm since September 24, 2019. Our board of directors proposes that the stockholders ratify this appointment. Deloitte audited our financial statements for the fiscal year ended December 31, 2023. We expect that representatives of Deloitte will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2024.
The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2023 and 2022.
	2022	2023
Audit fees:(1)	$2,712,718	$2,126,249
Audit related fees:	—	—
Tax fees:(2)	287,390	340,893
All other fees	—	—
Total	$3,000,108	$2,467,142
(1)
Audit fees include fees and related expenses for professional services rendered in connection with the annual audit of the Company’s financial statements and the review of the Company’s interim financial statements, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including consents and review of registration statements filed with the SEC.

(2)	Tax fees relate primarily to U.S. federal and state tax compliance, foreign tax compliance, and tax consulting.
All fees described above were pre-approved by the Audit Committee. We have furnished the foregoing disclosure to Deloitte.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics is posted on our website at www.hydrofarm.com and will be made available to stockholders without charge, upon request, in writing to the Chief Financial Officer at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

OTHER MATTERS
Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2025 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2025 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than 45 days prior to the date that is one year from this year’s mailing date. Proposals that are not received in a timely manner will not be voted on at the 2025 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be sent to Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555, Attn: Chief Financial Officer.
BY ORDER OF THE BOARD OF DIRECTORS

William Toler
Chairman of the Board of Directors and
Chief Executive Officer
Shoemakersville, Pennsylvania
April 17, 2024

HYDROFARM

HYDROFARM HOLDINGS GROUP, INC.
1510 MAIN STREET
SHOEMAKERSVILLE, PA 19555

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43970-P05071 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYDROFARM HOLDINGS GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal:

Nominees:	For	Withhold
1a. Patrick Chung	☐	☐
1b. William Toler	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

V43971-P05071

HYDROFARM HOLDINGS GROUP, INC.
Annual Meeting of Shareholders
June 6, 2024 11:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) B. John Lindeman as proxy, with the power to appoint his substitute, and hereby authorize(s) to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HYDROFARM HOLDINGS GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM EDT on June 6, 2024, at the www.virtualshareholdermeeting.com/HYFM2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side